EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 (Nos. 333-129268 and 333-157276) and on Form S-3 (Nos. 333-137712 and 333-148384) of Flotek Industries, Inc. and Subsidiaries of our report dated March 16, 2009 (except for changes as described in Note 2 and Note 19, as to which the date is August 26, 2009), relating to the consolidated financial statements of Flotek Industries, Inc. and Subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and of our report dated March 16, 2009 relating to the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K/A (Amendment No. 2) of Flotek Industries, Inc. and Subsidiaries for the year ended December 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ UHY LLP

Houston, Texas

December 21, 2009